*** Text Omitted and Filed Separately
                                  Confidential Treatment Request
                                  Under 17 C.F.R. ss 200.80(b)(4),
                                  200.83 and 230.406


                 DATABASE LICENSE AGREEMENT

     This Database License Agreement ("Agreement") is made on this 2nd day of July, 1998 by and between Baker & Taylor, Inc., a Delaware corporation ("B&T") and KnowledgeMax, Inc., a Maryland corporation ("KnowledgeMax").

                          RECITALS

     WHEREAS, B&T owns the databases described in Exhibit A attached to this Agreement (the "Databases");
WHEREAS, KnowledgeMax wishes to obtain, and B&T wishes to grant KnowledgeMax, a license to use and to sublicense the use of the Databases pursuant to the terms and conditions of this Agreement;

                        AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and promises set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I.  DELIVERY OF DATABASES TO KNOWLEDGEMAX

  1.1 Delivery. B&T will deliver one copy of the Databases to KnowledgeMax electronically, in a format specified by B&T, promptly upon execution of this Agreement.

  1.2 Updates. B&T will from time to time refresh the content of the Databases by providing monthly electronic updates to KnowledgeMax in a format specified by B&T. B&T will also provide KnowledgeMax with a backup tape of the indexed primary fields of the Databases on a weekly basis, and on a daily basis will make available by electronic transfer its updated inventory status, both in formats specified by B&T.

II.  LICENSE GRANT

  2.1 Grant of License. Subject to the other provisions set forth in this Agreement, B&T grants KnowledgeMax the non-exclusive, worldwide right to use and distribute the Databases and to sublicense the right to use the Databases and allow retrieval of selected data records as specifically provided below.

  2.2 Restricted Use Data Elements. With respect to data elements marked as "Restricted" on Exhibit A, KnowledgeMax may:

  (a) store the data elements on its computer(s) and retrieve records for KnowledgeMax's internal use;

  (b) sublicense KnowledgeMax's customers to store the data elements on the sublicensee's computer(s) and allow retrieval of a limited number of records through the sublicensee's private, secure computer network or website that cannot be accessed by the public. Such uses could include company intranets, password-protected websites that can be accessed only by distributors, agents or entities affiliated with the sublicensee, networks or password-protected websites of associations that can be accessed only by association members, or secure intranets for government agencies. KnowledgeMax shall not allow or permit any other entity to allow the retrieval of records from the Restricted data elements by the public at large, except for the purpose of demonstrating KnowledgeMax's system to prospective customers, investors and other interested parties with a need to know to further the business of KnowledgeMax.

  2.3 Public Use Data Elements. With respect to data elements marked as "Public Site Use" on Exhibit A, KnowledgeMax may:

  (a) store the data elements on its computer(s) and retrieve a limited number of records for its internal use;

  (b) sublicense KnowledgeMax's customers to store the data elements on the sublicensee's computers an allow retrieval of a limited number of records through an extranet or website of the sublicensee that is directed primarily to the sublicensee's distributors, members, and/or employees (whether or not such extranet or website is password-protected); and

  (c) allow the retrieval of a limited number of records from a KnowledgeMax website available to the public.

  2.4 Internal Use. With respect to data elements marked as "Internal Use" on Exhibit A, KnowledgeMax may store the data elements on its computer(s) and retrieve a limited number of records for its internal use only, and may not sublicense or distribute the database or allow a third party any access to database records.

  2.5 No License to Other Elements. With respect to the data elements marked as "No License" on Exhibit A, no rights are conveyed to KnowledgeMax by this Agreement.

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

III.  METHODS OF DATABASE ACCESS

  3.1 Method of Accessing Records. B&T shall have the right to approve the software and methods used by KnowledgeMax or its sublicensees to retrieve records from the Databases. Approval may be granted or denied in B&T's sole discretion, or conditioned on items such as limiting the number of records that can be retrieved during any one session, or providing for a limited number of users with password access. Notwithstanding the foregoing, B&T will not withhold its approval for reasons unrelated to protecting the security of the Databases or B&T's intellectual property rights in them.

  3.2  Responsibility for Software Licenses. As between B&T and
KnowledgeMax, KnowledgeMax shall have the responsibility for obtaining rights to use any software necessary for KnowledgeMax or any sublicensee of KnowledgeMax to store, access, display or retrieve records from the Databases.

IV.  SECURITY;  STORAGE OF DATABASES

  4.1 Security. KnowledgeMax acknowledges that the Databases are proprietary to B&T, have been compiled and maintained at significant time and expense to B&T, and have been maintained as trade secrets of B&T. KnowledgeMax agrees to store the Databases in such a manner to maintain and protect the security of the Databases and not to disclose or use them for any purpose not contemplated by this Agreement. KnowledgeMax agrees to adopt and employ appropriate safeguards in light of its own operating activities to ensure the protection of the Databases and the maintenance of their status as trade secrets of B&T.

  4.2 Commingling. KnowledgeMax may not aggregate or commingle the data records of the Databases with other data not provided by B&T, unless KnowledgeMax takes measures, which must be approved in advance by B&T, to ensure that the B&T data records can be segregated from the data not provided by B&T upon termination or expiration of this Agreement. The use by KnowledgeMax of any B&T data records in connection with any data not provided by B&T will be subject to KnowledgeMax's payment of license fees pursuant to Section 5.1 below.

IV.  LICENSE FEES; PAYMENT

  5.1  License Fees. The license granted in this Agreement shall be free of charge for a period of three years from the effective date of the Agreement. During the fourth, fifth and sixth years of this
Agreement, KnowledgeMax will pay to B&T [   ***   ], net of any
applicable taxes (other than taxes on KnowledgeMax's income). In the event that KnowledgeMax has licensed or charged a fee for the use of a database consisting of B&T data commingled with data not provided by B&T, then the revenue derived from the use of such

*** Confidential Treatment Requested

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

database will be multiplied by the percentage of the records in the
database attributable to B&T before calculating B&T's [   ***   ]
license fee. If the agreement is renewed, the parties will agree on a mutually acceptable license fee.

  5.2 Payment and Statements. Within fifteen (15) days after the end of each calendar quarter, KnowledgeMax will provide B&T with statements for the immediately previous calendar quarter containing the following information: the name and address of KnowledgeMax customers and sublicensees; the type and number of data elements licensed; gross revenues per sublicensee or customer due to KnowledgeMax; total gross revenue due to KnowledgeMax; and deductions for taxes (if any). After the third anniversary of this Agreement, KnowledgeMax will also include with such statements a report stating B&T's license fee as calculated in Section 5.1 above, and payment in full of the amount due.

  5.3  Records; Inspections.

  (a) KnowledgeMax shall keep full and adequate financial and accounting records of its licenses of the Databases, including but not limited to bank records, ledgers, accounts, journals and audits, consistent with generally accepted accounting principles. All records required to be maintained by this Section shall be kept and maintained by KnowledgeMax for at least two years after the expiration or termination of this Agreement.

  (b) B&T shall have the right, upon reasonable advance notice to KnowledgeMax, and during regular business hours, to conduct, or to have certified public accountants reasonably acceptable to KnowledgeMax conduct, an on-site audit of relevant records of KnowledgeMax concerning any payments due to B&T or other information concerning KnowledgeMax's compliance with this Agreement. B&T will be responsible for any and all costs and expenses in performing any such audit, unless the audit reveals that KnowledgeMax has under-calculated the amount due to B&T by more than ten percent (10%), or otherwise is not materially in compliance with this Agreement, in which case KnowledgeMax shall also promptly reimburse B&T for its reasonable costs and expenses in performing the audit. If such audit reveals that KnowledgeMax has under-calculated the amount due to B&T, then KnowledgeMax shall promptly reimburse B&T for the entire amount of the underpayment.

VI.  EXCLUSIVITY

  6.1 No Conflicting Licenses. For one year from the effective date of this Agreement, B&T will not grant any rights to distribute or sublicense the Databases to any of the following entities believed to be competitors of KnowledgeMax:

[   ***   ]


*** Confidential Treatment Requested

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[   ***   ]

In addition, for one year from the effective date of this Agreement, B&T will not grant to any third party the right to sublicense the data elements marked as "Restricted" on Exhibit A for use on Company Intranets. As used herein, a Company Intranet means a secure website or computer network that can only be accessed by entities that are controlled by, or under common control with, the sublicensee. A Company Intranet shall not include any website or computer network controlled by a trade association or other business entity that does not control its affiliated entities which may have access to the licensed data elements. As used in this paragraph, "control" means the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

  6.2  Reservation of Rights: Existing Agreements. Nothing in
Section 6.1 shall be deemed to prohibit B&T from (a) using the Databases internally, (b) allowing the retrieval of records from the Databases by B&T's customers via the Internet, (c) licensing any of the data elements in the Databases that are associated with materials that are (i) on order with publishers or (ii) in inventory in a B&T Service Center, or (d) licensing any data elements that are associated with on-hand or on-order materials. Also, nothing in Section 6.1 shall be deemed to prevent B&T from continuing to comply with or renewing any existing licenses granted by B&T or its affiliates as of March 6,1998 with Book Data, Ltd., Information Aggregators, Kinokuniya Ltd., or Amazon.com, or any successors of the foregoing entities.

  6.3  No License of B&T Competitors. For the term of this
Agreement, KnowledgeMax shall not grant any rights with respect to the
Databases to [   ***   ], or any affiliate or successor of the foregoing
entities.

VII.  TERM AND TERMINATION

  7.1 Term. Unless otherwise terminated as provided in this Agreement, the term of this Agreement shall be for six years from the effective date of the Agreement. The Agreement may be extended at the option of KnowledgeMax for additional terms of one year, subject to mutual agreement of the parties on an applicable license fee. If KnowledgeMax desires to extend this Agreement, it will notify B&T at least ninety (90) days prior to the end of the then-current term or extended term, in which case the parties will negotiate in good faith upon an applicable license fee for the one year extension of the term. If the parties do not agree on the license fee, then the agreement shall expire at the end of the then-current term or extended term.

*** Confidential Treatment Requested

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

  7.2 Termination for Breach. In addition to such other rights and remedies as may be available in law or in equity, each party shall have the right to terminate this Agreement by written notice to the other party if the other party has materially breached any provision of this Agreement and such breach remains uncured for a period of sixty (60) days after written notice of such breach is received by such other party.

  7.3 Termination by B&T. B&T may terminate this Agreement effective upon the thirtieth (30th) day after delivery of written notice to KnowledgeMax, if a direct competitor of B&T (i.e., an entity in the book distribution or book information business) acquires either a Significant Investment or Control of KnowledgeMax. As used herein, a Significant Investment means owning beneficially or controlling 10% or more of the equity interest in KnowledgeMax. As used herein, "Control" of KnowledgeMax means the power to direct the management and policies of KnowledgeMax, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

  7.4 Duties Upon Termination. Upon termination or expiration of this Agreement KnowledgeMax shall immediately cease using and allowing access to the Databases. It shall immediately remove all copies of the Databases from its systems, and return the copies to B&T or destroy them. Any sublicense granted by KnowledgeMax with respect to the Databases shall automatically terminate, and KnowledgeMax shall ensure that each sublicensee has removed all copies of the Databases from the sublicensee's systems and has either returned them to KnowledgeMax or destroyed them. Upon request of B&T, KnowledgeMax will provide B&T with a written certification of its compliance with the foregoing, signed by an officer of KnowledgeMax. Termination or expirations of this Agreement shall not relieve KnowledgeMax from its obligations arising hereunder before termination, including but not limited to the responsibility for paying license fees on revenues for use of the Databases prior to the effective date of termination or expiration.

  7.5  Survival. The rights and obligations under Sections 5.1,
5.2, 5.3, 7.4, 9.1, and 9.3, and all of Article XI and Article XIV, shall continue to bind the parties after termination or expiration of this Agreement.

VIII.  SUBLICENSE AGREEMENTS; PRICING AND COLLECTION

  8.1  Sublicense Agreements. Each sublicense granted by
KnowledgeMax with respect to the Databases shall be contingent upon the sublicensee entering into an agreement with KnowledgeMax which incorporates the terms and conditions attached to this Agreement as Exhibit B or which has been approved in advance by B&T. In the event that a proposed sublicensee is unwilling to accept the terms and conditions found in Exhibit B, KnowledgeMax will not grant the proposed sublicense unless B&T approves the proposed agreement between KnowledgeMax and the sublicensee prior to its execution, which approval KnowledgeMax may grant or withhold in its sole discretion.

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

  8.2  Pricing and Collection. KnowledgeMax may offer sublicenses
(as permitted herein) to its customers at prices as KnowledgeMax may in its sole discretion establish. If KnowledgeMax offers a sublicense in exchange for non-monetary consideration, for the purposes of calculating the license fee due under Section 5.1 above, the revenue from the sublicense shall be deemed to be the revenue that would have been obtained from the sublicensee if it were based on monetary consideration, as determined by mutual agreement of the parties in light of other similar licenses.

IX.  INTELLECTUAL PROPERTY RIGHTS IN DATABASES

  9.1 Ownership. As between KnowledgeMax and B&T, B&T shall be the sole owner of the Databases, including any copyrights, trade secrets or other intellectual property rights associated with the Databases.

  9.2 Proprietary Rights Notices. KnowledgeMax shall follow B&T's requirements with respect to notices and legends that B&T may from time to time require KnowledgeMax to include in copies, extracts, printouts, screen displays and other output derived from the Databases.

  9.3 Registration and Protection of Databases. KnowledgeMax shall cooperate with B&T with regard to any copyright registration or other registration of the intellectual property rights in the Databases, including updated versions thereof, that B&T may choose to obtain. KnowledgeMax agrees to cooperate with B&T with respect to any other action that may be necessary or appropriate, in the discretion of B&T, for the protection of the Databases under applicable intellectual property laws.

  9.4 Infringement. In the event KnowledgeMax becomes aware of an instance of possible infringement of B&T's rights in the Databases, KnowledgeMax shall promptly notify B&T. KnowledgeMax will cooperate with B&T with respect to any action that B&T determines is appropriate to stop or remedy such infringement.

  9.5  THIRD PARTY CLAIMS

   (a) If a third party claims that the exercise by KnowledgeMax of the rights granted in this Agreement infringes the intellectual property or proprietary rights of any third party, B&T may, at its option, (i) procure for KnowledgeMax the right to continue to use the Databases as provided in this Agreement, or (ii) replace, modify or remove the portions of the Databases subject to the claim of infringement. If neither (i) nor (ii) above is practicable, as determined by B&T in its sole discretion, B&T may terminate this Agreement.

   (b) In the event that any claim alleging infringement of a U.S. patent, copyright or trade secret is asserted against KnowledgeMax arising out of KnowledgeMax's use of the Databases as permitted in this Agreement, and provided that KnowledgeMax provides B&T with

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prompt written notice of the claim and complete authority and information required for the defense of such claim, B&T will defend KnowledgeMax against that claim at B&T's expense, with counsel of B&T's choice, and indemnify and hold harmless KnowledgeMax from and against any associated loss, liability, damage, or expense (including reasonable attorneys' fees). B&T may determine, in its sole discretion, the most cost-effective and practical means for responding to and disposing of any such claim, and KnowledgeMax will reasonably cooperate with B&T in its efforts to do so.

   (c) The indemnity set forth in subsection (b) above will not extend to any claims of infringement resulting from (i) modification of, or additions to, any Database or portion thereof, or
(ii) the use of any Database or portion thereof in a manner not expressly permitted by this Agreement. In addition, and notwithstanding anything in this Agreement to the contrary, B&T shall have no obligation to indemnify or defend KnowledgeMax against any claims arising from the use or display of any data from the following licensed Databases: Annotations; Table of Contents, and Jacket Images. KnowledgeMax agrees to assume any and all risk associated with its use or display of data from the Annotations; Table of Contents, and Jacket Images components of the Databases.

X.  MUTUAL REPRESENTATIONS AND WARRANTIES

  Each party represents and warrants (a) that it has the right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) that the execution of this Agreement by such party, and the performance of its obligations in this Agreement, do not and will not violate any agreement to which such party is otherwise bound; and (c) that when executed and delivered by such party, this Agreement shall constitute the legal, valid and binding obligation of such party in accordance with its terms.

XI.  LIMITATIONS; DISCLAIMER

  11.1 Errors and Omissions. KnowledgeMax acknowledges that data entry, communications and storage are subject to a possibility of human and machine errors, omissions, delays, and losses, which may give rise to loss or damage. B&T NEITHER UNDERTAKES NOR ACCEPTS ANY LIABILITY WHATSOEVER TO KNOWLEDGEMAX FOR ERRORS, OMISSIONS, DELAYS, INTERRUPTIONS, OR LOSSES UNLESS CAUSED BY ITS WILLFUL MISCONDUCT.

  11.2  NO WARRANTIES

   (a) The Databases are provided by B&T to KnowledgeMax "as is," without warranty of any kind. B&T MAKES AND KNOWLEDGEMAX RECEIVES NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER COMMUNICATION, REGARDING THE DATABASES,

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

AND LICENSOR SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

   (b) KnowledgeMax shall not make any warranties or representations to third parties with respect to the Databases.

  11.3 Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, except by way of indemnity pursuant to
Section 9.5(b), B&T shall not have any liability to KnowledgeMax or any third person for any damages, expenses, costs or losses of any kind whatsoever arising out of or alleged to result from use of the Databases, and KnowledgeMax shall hold B&T harmless from and against any and all claims and liabilities of any kind whatsoever arising out of or alleged to result therefrom. B&T SHALL IN NO EVENT HAVE ANY LIABILITY WHATSOEVER FOR SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR LOST PROFITS AS A RESULT OF KNOWLEDGEMAX'S USE, INABILITY TO USE, OR SUBLICENSING OF THE DATABASES.

XII.  NO OTHER RIGHTS GRANTED

  12.1 Reservation of Rights in the Databases. Except for those rights expressly granted herein, B&T expressly reserves all rights in the Databases, and no other rights are granted to KnowledgeMax with respect to the Databases by this Agreement.

  12.2 Other Intellectual Property. Each party owns and shall retain all rights, title and interest in its own copyrights, trademarks, proprietary features and technology that may be used in connection with the Databases, and neither party shall copy, distribute, reproduce or use the above proprietary items, except with the express written permission of the other party.

XIII.  ACQUISITION OF ADDITIONAL DATA ELEMENTS

  13.1 New Data Elements Obtained by B&T. The license granted in this Agreement does not include any new data elements that B&T may develop in the future and which KnowledgeMax may have a desire to obtain. Any such additional data elements that B&T is willing to license will be licensed to KnowledgeMax only if and to the extent such data elements are the subject of a separate license agreement that describes the license fee and other terms upon which these elements are licensed. Any such separate license agreement will be subject to future negotiation and must be mutually agreed upon by the parties.

  13.2  Acquisition of Third Party Data Elements by KnowledgeMax.
If KnowledgeMax believes it would be more economical for B&T to attempt to acquire rights to additional data owned by third parties than for KnowledgeMax itself to acquire rights to the data, B&T will act as KnowledgeMax's agent and will use commercially reasonable efforts to obtain for

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KnowledgeMax rights to such other data, subject to payment by
KnowledgeMax to B&T of a fee acceptable to B&T, at its sole discretion. KnowledgeMax shall indemnify and hold B&T harmless from any claims, losses, liabilities, damages and expenses (including reasonable attorneys' fees) that arise out of KnowledgeMax's use or acquisition of rights to any data pursuant to this Section.

XIV.  MISCELLANEOUS

  14.1 Entire Agreement. This Agreement constitutes the complete agreement between the parties and supersedes all previous and contemporaneous agreements, proposals, or representations, written or oral, concerning this subject matter of this Agreement including without limitation the letter from Edward H. Gross of B&T to Edwin S. Grosvenor of Leadership Library, L.P. (KnowledgeMax's predecessor in interest) dated March 3, 1998. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage, or custom shall be deemed to amend or modify this Agreement.

  14.2 No Implied Rights or Obligations. Nothing in this Agreement is intended to create any implied right to require, or any implied duty to provide, a level of effort or results (in general or in particular) with respect to the Databases, or to require a party to refrain from engaging in any other activity, including any activity involving similar products or services with the same or similar customers or providers, unless specifically prohibited in this Agreement.

  14.3 Remedies. KnowledgeMax acknowledges and agrees that monetary damages may not be a sufficient remedy for any breach of this Agreement by KnowledgeMax, and that B&T therefore will be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.

  14.4 Independent Contractors. The relationship of the parties hereunder shall be that of independent contractors. Nothing herein shall be construed to constitute a partnership between or joint venture of the parties, nor shall any party be deemed the agent of any other party or have the right to bind another party in any way without the prior written consent of such party, except as specifically provided in this Agreement.

  14.5 Assignment. KnowledgeMax may not assign this Agreement or any of its rights or obligations under it without the prior written consent of B&T, which may be withheld in B&T's sole discretion. B&T may assign this Agreement upon written notice to KnowledgeMax of such assignment.

  14.6 Notice. All notices, requests, demands, directions, and other communications given to or made upon any party hereto under the provisions of this Agreement shall be in writing (including facsimile communication). Notice shall be deemed to be effective on (a) the

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day following transmission if sent by facsimile and followed by written confirmation by registered overnight carrier or certified United States mail; (b) the day following posting when sent by registered private overnight carrier (e.g. Federal Express); or (c) five (5) days after posting when sent by certified United States mail. Notice shall be sent to the addresses specified below for each party, to such other addresses as shall be specified by either party upon written notice to the other.

   If to KnowledgeMax:

     KnowledgeMax, Inc.
     4600 N. Park Avenue, Suite 200
     Chevy Chase, Maryland 20815
     Attention: Edwin S. Grosvenor, CEO and Editorial Director
     Fax: (301) 986-7993

   If to B&T:

     Baker & Taylor, Inc.
     Five Lake Pointe Plaza
     Suite 500
     2709 Water Ridge Parkway
     Charlotte, North Carolina 28217
     Attention: Edward H. Gross, Executive Vice President
     Fax: (704) 329-9105

   with a copy to:

     Baker & Taylor, Inc.
     1200 Highway 22 East
     Bridgewater, New Jersey 08807
     Attention: Susan E. Backstrom, General Counsel
     Fax: (908)429-4059

  14.7 Waiver. The waiver by any party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

  14.8 Governing. This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of New York, without giving effect to its choice of law provisions.

  14.9 Enforcement. KnowledgeMax (a) hereby irrevocably submits to the jurisdiction of the state courts of the State courts located in the county of Mecklenburg, North Carolina, or the United States District Courts for the Western District of North Carolina, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject

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matter hereof brought by B&T or its successors or assigns and (b)
hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts. KnowledgeMax hereby consents to service of process by certified or registered mail at the address to which notices are to be given.

  14.10 Force Majeure. In the event that either party hereto shall be delayed or hindered or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, riots, insurrection, war or other reasons of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Agreement, such party shall immediately provide notice to the other party of such delay, and performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

  14.11 Attorney's Fees. If any action at law or in equity is necessary to enforce this Agreement or seek recovery for breach thereof, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses, in addition to any other relief to which it may be entitled.

  14.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court or agency of competent jurisdiction, the parties shall mutually agree on an alternate, legally valid and enforceable provision. The remainder of this Agreement shall nevertheless continue in full force and effect to the extent that continued operation under this Agreement without the invalid or unenforceable provision is consistent with the intent of the parties as expressed in this Agreement.

  14.13 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to enter into this Agreement as of the date first written above.

KNOWLEDGEMAX, INC.                  BAKER & TAYLOR, INC.

By:  /s/ Edward S. Grosvenor        By: /s/ Edward H. Gross
         Edwin S. Grosvenor                 Edward H. Gross
         Chairman & CEO	                    Executive Vice President

                           EXHIBIT A

                          [   ***   ]



*** Confidential Treatment Requested

                           EXHIBIT B

          TERMS AND CONDITIONS FOR DATABASE LICENSE

1. Permitted Uses of Licensed Databases. Licensee may only use the data elements in the Licensed Databases as specifically permitted below. Licensee may make no other use of the Databases whatsoever without the prior written approval of KnowledgeMax, which may be subject to the approval of KnowledgeMax's licensor(s).

  (a) Restricted Use Data Elements. With respect to data elements identified by KnowledgeMax as "Restricted,"
       Licensee may:

      (i) store the data elements on its computer(s) and retrieve records for Licensee's internal use;

      (ii) allow retrieval of a limited number of records through a private, noncommercial, secure computer network or website that cannot be accessed by the public and that is owned or controlled by Licensee. Licensee shall not allow or permit any other entity to allow the retrieval of records from the Restricted data elements from the public at large. Access to the data elements must be controlled by a password or other means of security.

  (b) Public Use Data Elements. With respect to data elements identified by KnowledgeMax as "Public Site Use," Licensee may:

     (i) store the data elements on its computer(s) end retrieve records for its internal use;
     (ii) allow retrieval of a limited number of records through an extranet or website owned or controlled by Licensee and that is directed primarily to the customer's distributors, members, employees, affiliates or agents; and

  (c) Internal Use. With respect to data elements identified by KnowledgeMax as "Internal Use," Licensee may store the data elements on its computer(s) and retrieve a limited number of records for its internal use only, and may not allow a third party any access to database records.

2. Database Security. Licensee acknowledges that the Licensed Databases are proprietary to KnowledgeMax or its Licensor(s), and have been compiled and maintained at significant time and expense, and have been maintained as trade secrets of KnowledgeMax or its Licensor(s). Licensee agrees to store the Licensed Databases in such a manner to maintain and protect the security of the Licensed Databases and not to disclose or use them for any purpose not authorized by this Agreement. Licensee agrees to adopt and employ appropriate safeguards in light of its own operating activities to erasure the protection of the

Licensed Databases and the maintenance of their status as trade secrets of KnowledgeMax or its Licensor(s).

3. No Commingling. Licensee may not aggregate or commingle the data records of the Licensed Databases with other data not provided by KnowledgeMax.

4. Methods of Accessing Database Records. KnowledgeMax shall have the right to approve the software and methods used by Licensee to allow for the retrieval of records from the Databases. Approval may be granted or denied in the sole discretion of KnowledgeMax and/or its licensor(s), or conditioned on items such as limiting the number of records that can be retrieved during any one session, or providing for a limited number of users with password access. Licensee shall not employ any method of retrieval which would enable Licensee or any third party to retrieve all or substantially all of the records in the database. The method of retrieval specified in this agreement, if any, shall be deemed approved by KnowledgeMax without any additional actions by the parties.

5. Duties Upon Termination. Upon termination or expiration of this license agreement, Licensee shall immediately cease using and allowing access to the Databases. Licensee shall immediately remove all copies of the Databases from its systems, and return the copies to KnowledgeMax or destroy them. Upon request of KnowledgeMax, Licensee will provide KnowledgeMax with a written certification of its compliance with the foregoing, signed by an officer of Licensee.

6. Termination by Licensor(s) of KnowledgeMax. In addition to any other grounds for termination that pray be agreed upon by Licensee and
KnowledgeMax, Licensee's rights with respect	to any components of
the Licensed Databases shall immediately terminate if the rights granted to KnowledgeMax by its licensor with respect to such components of the Licensed Databases we terminated.

7. Proprietary Rights Notices. Licensee shall follow KnowledgeMax's requirements with respect to notices and legends that KnowledgeMax or its licensor(s) may from time to time require Licensee to include in copies, extracts, printouts, screen displays and other output derived from the Databases.

8.  Errors and Omissions.  Licensee acknowledges that data entry,
communications and storage	are subject to a possibility of human and
machine errors, omissions, delays, and losses, which may give rise to loss or damage. NEITHER KNOWLEDGEMAX NOR ANY OF ITS LICENSOR(S)
UNDERTAKES OR ACCEPTS ANY LIABILITY WHATSOEVER TO LICENSEE FOR ERRORS, OMISSIONS, DELAYS, INTERRUPTIONS, OR LOSSES UNLESS CAUSED BY
KNOWLEDGEMAX'S WILLFUL MISCONDUCT.

9. No Warranty. The Databases are provided by KnowledgeMax to Licensee "as is," without warranty of any kind. KNOWLEDGEMAX MAKES AND LICENSEE RECEIVES NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER COMMUNICATION,

REGARDING THE DATABASES, AND KNOWLEDGEMAX SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10. Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, neither KnowledgeMax nor its licensor(s) shall have any liability to Licensee or any third person for any damages, expenses, costs or losses of any kind whatsoever arising out of or alleged to result from use of the Licensed Databases, and Licensee shall hold KnowledgeMax and its licensors harmless from, and against any and all claims arid liabilities of any kind whatsoever arising out of or alleged to result therefrom. KNOWLEDGEMAX SHALL IN NO EVENT HAVE ANY LIABILITY WHATSOEVER FOR SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES AS A RESULT OF THE OF TILE DATABASES BY LICENSEE OR ANY THIRD PARTY.

11. Remedies. Licensee acknowledges and agrees that monetary damages may not be a sufficient remedy for any breach of this agreement (including these Terms and Conditions) by Licensee, and that KnowledgeMax or its licensor(s) therefore will be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.

12. Enforcement. Licensee (a) hereby irrevocably submits to the jurisdiction of the state courts of the State courts located in the county of Mecklenburg, North Carolina, or the United States District Courts for the Western District of North Carolina, for the purpose of any suit, action or other proceeding arising out of or based upon the
licensing of the Databases or the subject	matter hereof brought by
KnowledgeMax, its licensor(s), or any of their successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that Licensee is not subject personally to the jurisdiction of the above-named courts. Licensee hereby consents to service of process by certified or registered mail.

13.  Third Party Beneficiaries.  Licensee acknowledges that
KnowledgeMax's licensor(s), including Baker & Taylor, Inc., are third party beneficiaries of these terms and conditions and shall have the right to enforce these terms and conditions as necessary to protect their interests.

IN WITNESS WHEREOF, Licensee and KnowledgeMax agree to and accept these terms and conditions.

KNOWLEDGEMAX, INC.                     LICENSEE
By:                                    By:
Name:                                  Name:
Title:                                 Title:

Date:                                  Date: